UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 16, 2012


                            UPSTREAM BIOSCIENCES INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       000-50331                 98-0371433
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


            Three Sugar Creek Center, Suite 100, Sugar Land, TX 77478
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code 713-929-3863

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Effective August 16, 2012, we issued 35,000,000 shares of our common stock at a price of $0.001 per common share for gross proceeds of $35,000 (the "PRIVATE PLACEMENT"). We issued the common shares to our sole director and officer, Charles El-Moussa. The offerings and sales were deemed to be exempt under Rule 506 of Regulation D of the SECURITIES ACT OF 1933, as amended.

ITEM 5.01 CHANGE OF CONTROL OF REGISTRANT.

The information set forth in Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01.

The Private Placement results in Charles El-Moussa acquiring control of our company. As of September 27, 2012, Mr. El-Moussa owns approximately 50.6% of our issued and outstanding common shares.

We are not aware of any arrangements including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

ITEM 8.01 OTHER EVENTS.

On July 11, 2012, the Company received receipts for the re-filing of its 4 US provision patents relating to Liver Cancer Susceptibility Gene, Prostate Cancer Prognosis Gene, Ovarian Cancer Susceptibility Gene, and Thyroid Cancer Susceptibility Gene.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM BIOSCIENCES INC.


/s/ Charles El-Moussa
------------------------------------
Charles El-Moussa
President, Secretary, Treasurer,
Chief Executive Officer,
Chief Financial Officer and Director

Date: October 1, 2012

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